EXHIBIT 24.2

POWER OF ATTORNEY APPOINTING

RICHARD R. CURRENT AND JAMES L. HERBERT

Power of Attorney

Each of the undersigned, in his capacity as a director, officer, or both, of Neogen Corporation, appoints James L. Herbert and Richard R. Current, or either of them, to be his true and lawful attorney to execute in his name, place and stead, a Report on Form 10-K for the year ended May 31, 2005 and to file the same with any exhibits or amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission. James L. Herbert and Richard Current shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Date: 7/28/05	/s/ James L. Herbert James L. Herbert, President, Chief Executive Officer, Director (Principal Executive Officer)

Date: 7/28/05	/s/ Richard R. Current Richard Current, Vice President of Administration, Chief Financial Officer, (Principal Financial and Accounting Officer)

Date: 7/28/05	/s/ Herbert D. Doan Herbert D. Doan, Director

Date: 7/28/05	/s/ Lon M. Bohannon Lon M. Bohannon, Director

Date:	Robert M. Book, Director

Date: 7/28/05	/s/ Gordon E. Guyer Gordon E. Guyer, Director

Date: 7/28/05	/s/ Leonard E. Heller Leonard E. Heller, Director

Date: 7/28/05	/s/ G. Bruce Papesh G. Bruce Papesh, Director

Date: 7/28/05	/s/ Jack Parnell Jack Parnell, Chairman and Director

Date: 7/28/05	/s/ Thomas H. Reed Thomas H. Reed, Director